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                                                                      EXHIBIT 5


                     [LETTERHEAD OF JAMES V. DERRICK, JR.]

                               November 15, 1996


Enron Corp.
1400 Smith Street
Houston, Texas  77002

Enron Preferred Funding, L.P.
1400 Smith Street
Houston, Texas  77002

Enron Capital Trust I
1400 Smith Street
Houston, Texas  77002


Ladies and Gentlemen:

     As Senior Vice President and General Counsel of Enron Corp., a Delaware corporation (the "Company"), I am familiar with the registration of 8,000,000 Trust Originated Preferred Securities (the "Trust Preferred Securities") and the securities related thereto by Enron Capital Trust I, a Delaware business trust (the "Trust") pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-14967, 333-14967-01 and 333-14967-02) (the "Registration
Statement") filed by the Company, the Trust and Enron Preferred Funding, L.P., a Delaware limited partnership (the "Partnership") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     In connection herewith, I have examined the following documents: the Registration Statement; the Certificate of Limited Partnership of the Partnership; the Agreement of Limited Partnership of the Partnership, dated as of October 25, 1996; a form of Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); the Certificate of Trust for the Trust; the Declaration of Trust of the Trust, dated as of October 25, 1996; a form of Amended and Restated Declaration of Trust of the Trust (the "Declaration of Trust"); and forms of the Trust Guarantee, the Partnership Guarantee, the Investment Guarantee and the Company Debenture, each as described in the Registration Statement. In addition, I have reviewed such other documents and performed such other investigations as I have considered appropriate in connection with the opinions expressed herein. Capitalized terms used but not defined herein are used as defined in the Registration Statement.


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Enron Corp.
Enron Preferred Funding, L.P.
Enron Capital Trust I
November 15, 1996
Page 2

     Based on the foregoing, and upon my examination of such questions of law as I have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

     2. The Trust Preferred Securities, when issued against payment therefor as described in the Registration Statement, will represent valid and fully paid and nonassessable beneficial interests in the Trust.

     3. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

     4. The Partnership Preferred Securities, when issued against payment therefor as described in the Registration Statement, will represent valid and, subject to the qualifications set forth in paragraph 5 below, fully paid and nonassessable limited partner interests in the Partnership.

     5. Assuming that the Partnership Preferred Security Holders, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, the Partnership Preferred Security Holders, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for in the Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Partnership Preferred Security Holder to repay any funds if required by Section 17-607 of the Delaware Revised Uniform Limited Partnership
Act).

     6. The Trust Guarantee has been duly authorized by the Company and, when executed and delivered by the Company (assuming due execution by any other party thereto) and upon the issuance and sale of the Trust Preferred Securities to the holders of the Trust Preferred Securities as described in the Registration Statement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     7. The Partnership Guarantee has been duly authorized by the Company and, when executed and delivered by the Company (assuming due execution by any other party thereto) and upon the issuance and sale of the Partnership Preferred Securities to the holders of the Partnership Preferred Securities as described in the Registration Statement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.



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Enron Corp.
Enron Preferred Funding, L.P.
Enron Capital Trust I
November 15, 1996
Page 3

     8. The Investment Guarantees have been duly authorized by the Company and, when executed and delivered by the Company (assuming due execution by any other party thereto) and upon the issuance and sale of the Subsidiary Debentures to the Partnership as described in the Registration Statement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     9. The Company Debenture has been duly authorized by the Company and, when executed and issued by the Company and upon due execution and delivery of the Indenture by the Company and the issuance and sale of the Company Debenture to the Partnership as described in the Registration Statement, assuming due authorization, execution and delivery of the Indenture by the Trustee under the Company Debenture and due authentication of the Company Debenture by the Trustee under the Company Debenture, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     I am a member of the bar of the State of Texas. The opinions set forth above are limited in all respects to the laws of the State of Texas, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Business Trust Act and federal laws.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving up this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                                      Very truly yours,

                                                      /s/ James V. Derrick, Jr.
                                                      ------------------------
                                                      James V. Derrick, Jr.
                                                      Senior Vice President and
                                                      General Counsel